SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):          January 27, 2004

PINNACLE WEST CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Arizona	1-8962	86-0512431

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 North Fifth Street, P.O. Box 53999, Phoenix, Arizona 85072-3999

(Address of principal executive offices) (Zip Code)

(602) 250-1000

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Item 5. State Regulatory Matters

     In early December 2003, Arizona Public Service Company (“APS”) issued a request for proposals (“RFP”) for long-term power supply resources, and on January 8, 2004, an Arizona Corporation Commission (“ACC”) Administrative Law Judge issued an order requiring, among other things, APS to file a summary of the proposals with the ACC. See “State Regulatory Matters” in Item 5 of the Pinnacle West Capital Corporation (the “Company”) Current Report on Form 8-K dated January 8, 2004. On January 27, 2004, APS filed a summary of the proposals with the ACC. This summary is attached hereto as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

          (c) Exhibits.

Exhibit No.	Description

99.1	APS’ Summary of Responses Received to its Power Supply Resource Request for Proposals Dated December 3, 2003 (January 27, 2004)

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION
(Registrant)

Dated: January 27, 2004	By:	/s/ Barbara M. Gomez

Barbara M. Gomez Treasurer